U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2006

COFFEE PACIFICA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

Suite 1210 1200 West 73rd Avenue, Vancouver, B.C., Canada	V6P 6G5
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 264 8012

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Coffee Pacifica, Inc. announced in a press release dated January 27, 2006 that in accordance with the approval granted by the shareholders at the Annual General Meeting held on May 25, 2005; its board of directors have approved a five (5) for four (4) split of its common stock in the form of a stock dividend. Shareholders of record on February 28, 2006, will be entitled to receive one (1) additional share for every four (4) shares held. The stock split will be effective February 28, 2006. The Company expects that its stock will begin to trade on a post-split basis on March 1, 2006. The new shares will be distributed via mail or electronically on or after March 1, 2006, to the shareholders of the Company's common stock. Fractional shares resulting from the stock dividend will be rounded down to the nearest share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

COFFEE PACIFICA, INC.

Date: January 27, 2006__________                         "SHAILEN SINGH" ____

                                                                                        Shailen Singh, President & CEO